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                                                                    EXHIBIT 10.1


                                KMART CORPORATION
                          LONG-TERM CASH INCENTIVE PLAN



1. PURPOSES; CONSTRUCTION.

   The purposes of the Kmart Corporation Long-Term Cash Incentive Plan (the "Plan") are to attract and retain highly-qualified executives by providing appropriate performance-based long-term incentive awards, to align executive and stockholder interests by creating a direct link between executive compensation and company performance, thereby enhancing stockholder return, and to provide incentives to executives to contribute to the success of the Company.

2. DEFINITIONS.

   As used in this Plan, the following words and phrases shall have the following meanings:

        (a) "Board" shall mean the Board of Directors of the Company.

        (b) "Bonus" shall mean any incentive bonus award granted pursuant to this Plan; the payment of any such award shall be contingent upon the attainment of Performance Goals with respect to a Performance Cycle.

        (c) "Change in Control" shall mean the occurrence of an event described in Section 6(d) hereof.

        (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (e) "Committee" shall mean the Compensation and Incentives Committee of the Board.

        (f) "Company" shall mean Kmart Corporation, a corporation organized under the laws of the State of Michigan, or any successor corporation.

        (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

        (h) "Participant" shall mean an officer of the Company (corporate vice presidents and higher) or one of its Subsidiaries who is eligible to participate herein pursuant to Article 3 hereof and for whom a target Bonus is established with respect to the relevant Performance Cycle.

        (i) "Performance Cycle" shall mean the two year period commencing on the first day of a Plan Year and ending on the last day of the next Plan Year

        (j) "Performance Goal(s)" shall mean the criteria and objectives which must be met during a Performance Cycle as a condition of the Participant's receipt of payment with respect to a Bonus, as described in Article 5 hereof.

        (k) "Plan" shall mean this Kmart Corporation Long-Term Cash Incentive Plan, as amended from time to time.

        (l) "Plan Year" shall mean the Company's fiscal year.

        (m) "Subsidiary" shall mean any subsidiary of the Company which is designated by the Board or the Committee to have any one or more of its officers or employees participate in the Plan.

3. ELIGIBILITY.

   Bonuses may be granted hereunder to such officers of the Company and any of its Subsidiaries as are designated by the Committee. In determining the officers to whom Bonuses shall be granted, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.



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4.  NO STOCK SUBJECT TO PLAN.

    No shares of any stock shall be reserved for, or issued under, the Plan.

5.  PERFORMANCE GOALS.

    Performance Goals may be expressed in terms of (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company, the Subsidiaries, subdivisions thereof, or any combination of the foregoing, (iii) expense reduction levels; (iv) implementation of critical projects or processes, (v) changes in market price of the stock, (vi) leadership effectiveness, (vii) customer satisfaction, (viii) inventory, and/or (ix) any other goals or objectives the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. To the extent applicable, any such Performance Goal shall be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants. Performance Goals: (a) shall include the target level of performance at which 100% Bonus payment shall be made and below which no Bonus payment shall be made, and a maximum level of performance at which 150% Bonus payment shall be made and above which no additional Bonus shall be paid; and (b) may include levels of performance at which specified percentages of the target Bonus between 100% and 150% shall be paid if and to the extent the Participant exceeded the Performance Goal(s). The Performance Goals established by the Committee may be (but need not be) different each Performance Cycle and different goals may be applicable to different Participants.

6. BONUSES.

   (a) In General. For each Performance Cycle, the Committee shall specify the Performance Goal(s) applicable to each Participant for such Performance Cycle and the amount of, or the formula for determining, the target Bonus for each Participant with respect to such Performance Cycle. A Participant's target Bonus for each Performance Cycle shall be expressed as either a dollar amount or as a percentage of the salary midpoint for the Participant's salary grade. Unless otherwise provided by the Committee in its, or except as set forth in Section 6(d) hereof, payment of a Bonus for a particular Performance Cycle shall: (i) be made only if and to the extent the Performance Goal(s) with respect to such Performance Cycle are fully attained and only if the Participant is employed by the Company or a Subsidiary on the last day of the Performance Cycle; and (ii) be prorated if the Participant was on a leave of absence for a period greater than 90 days during the Performance Cycle or was not an eligible Participant for the entire Performance Cycle.

The actual amount of Bonus payable under the Plan shall be 100% of the target bonus if the Participant achieved the Performance Goal(s), or be between 100% and 150% of the target bonus if the Participant exceeded the Performance Goal(s). No Bonus shall be payable if the Performance Goal(s) have not been fully achieved. The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant, in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee.

   (b) Time of Payment. Unless otherwise determined by the Committee, or except as provided in Section 6(d) hereof, all payments in respect of Bonuses granted under this Article 6 shall be made within a reasonable period after the end of the Performance Cycle.

   (c) Form of Payment. The Participant's Bonus payable for any Performance Cycle (less applicable payroll deductions) shall be paid in cash.

   (d) Change in Control. Notwithstanding any other provision of the Plan to the contrary, (i) if a "Change in Control" of the Company (as defined in this Section 6(d)) shall occur following a Performance Cycle as to which the Committee has determined the actual Bonuses to be paid (but such Bonuses have not yet been paid), such Bonuses shall be paid immediately in cash, (ii) if a Change in Control shall occur following a Performance Cycle as to which the Committee has not yet determined the actual Bonuses to be paid, such Bonuses shall be immediately determined and paid in cash, and (iii) if a Change in Control shall occur during a Performance Cycle (but the actual Bonuses to be paid have not yet been determined), such Performance Cycle shall be deemed to have been completed, the target levels of performance set forth under the respective Performance Goals shall be deemed to have been attained and a pro rata portion of the Bonus so determined for each Participant for such partial Performance Cycle (based on the number of full and partial months which have elapsed with respect to such Performance Cycle) shall be paid immediately in cash to each Participant for whom a target Bonus for such Performance Cycle was established.

    For purposes of this Article 6, the first to occur of any of the following events shall be deemed to be a Change in Control of the Company:



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        (i) the "beneficial ownership" (as defined in Rule 13d-3 under the
Exchange Act) of securities representing more than 33% of the combined voting power of the Company is acquired by any "person," as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), or

        (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

        (iii) during any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

7. ADMINISTRATION.

   The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority: to grant Bonuses; to determine the persons to whom and the time or times at which Bonuses shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Bonus; to make adjustments in Performance Goals in response to changes in applicable laws, regulations or accounting principles except as otherwise provided in Section 6(a) hereof; to adjust compensation payable upon attainment of Performance Goals; to construe and interpret the Plan and any Bonus; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, a Subsidiary, a Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

    No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

8. GENERAL PROVISIONS.

   (a) Compliance with Legal Requirements. The Plan and the granting of Bonuses, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

   (b) No Right To Continued Employment. Nothing in the Plan or in any Bonus granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate such Participant's employment.

   (c) Withholding Taxes. The Company or Subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

   (d) Amendment and Discontinuance of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend or discontinue the Plan in whole or in part. The Committee may also make such amendments as it deems necessary to comply with applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment, suspension or discontinuance of the Plan shall affect adversely any of the rights of any Participant under any Bonus theretofore granted hereunder without the consent of such Participant.



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   (e) Participant Rights. No Participant shall have any claim to be granted any
Bonus under the Plan, and there is no obligation for uniformity of treatment of Participants.

   (f) Unfunded Status of Bonuses. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to a Bonus, nothing contained in the Plan or any Bonus shall give any such Participant any rights that are greater than those of a general creditor of the Company.

   (g) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Michigan without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

   (h) Effective Date; Approval of Stockholders. The Plan shall take effect upon its adoption by the Committee.

August 15, 2001.


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